Exhibit 3.1(ii)

BY-LAWS

of

FORTUNE BRANDS, INC.

(As Amended)

ARTICLE I

Directors

Section 1. The number of directors constituting the entire Board of Directors of the Company, which shall be no fewer than seven and no greater than twenty, shall be determined by action of the Board of Directors adopted at any regular or special meeting of the Board of Directors by the affirmative vote of at least two-thirds of all directors then in office, provided notice of the proposed change in the number of directors shall be given in writing to each of the directors then in office. Any amendment to this Section 1 of these By-laws may be adopted at any regular or special meeting of the Board of Directors by the affirmative vote of at least two-thirds of all the directors then in office.

Section 2. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any director of the Company may resign at any time upon written notice to the Company. Except as otherwise provided for, or fixed by, or pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock, newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director.

Section 3. In order to qualify to hold office as a director of the Company, a person must hold at least one share of stock of the Company.

Section 4. The directors may hold their meetings and have an office and keep the books of the Company in Deerfield, Illinois, or elsewhere outside of the State of Delaware.

Section 5. The Board of Directors, by resolution adopted by a majority of the entire Board, may appoint from among its members an Executive Committee which shall have at least three members. To the extent provided in such resolution, such committee shall have and may exercise all the powers and authority of the Board, including the power to authorize the seal of the Company to be affixed to all papers that require it, except that such committee shall not have such power and authority in reference to

(1) amending the Certificate of Incorporation (except that such committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);

(2) adopting an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware;

(3) recommending to the stockholders any action that requires stockholders’ approval;

(4) making, amending or repealing any By-law of the Company;

(5) electing or appointing any director, or removing any officer or director;

(6) amending or repealing any resolution theretofore adopted by the Board of Directors;

(7) fixing compensation of the directors for serving on the Board of Directors or on any committee; or

(8) unless the resolution shall expressly so provide, declaring a dividend, authorizing the issuance of stock or adopting a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

Actions taken at a meeting of such committee shall be reported to the Board of Directors at its next meeting following such committee meeting; except that, when the meeting of the Board is held within two days after the committee meeting, such report shall be made to the Board at either its first or second meeting following such committee meeting.

ARTICLE II

Meetings of Stockholders

Section l. The annual meeting of the stockholders of the Company for the election of directors, and such other business as may properly come before the meeting, shall be held on the last Tuesday of the month of April at 1:30 p.m. in the afternoon, or such other day and hour as designated by the directors. If the day fixed for the meeting is a legal holiday, the meeting shall be held at the same hour on the next business day which is not a legal holiday.

Section 2. Special meetings of the stockholders, to be held at such place as may from time to time be designated by the directors, may be called only by the Chairman of the Board, the President or the Board of Directors, by resolution adopted by a majority of the entire Board, for such purposes as shall be specified in the call.

Section 3. Except as otherwise provided by law, due notice of each annual meeting of the stockholders shall be given by a written or printed notice signed by the Secretary or an Assistant Secretary of the Company and mailed, postage prepaid, at least ten days prior to such meeting to each stockholder of record entitled to vote thereat appearing on the books of the Company at the address given thereon.

Due notice of each special meeting shall be given also in the manner above provided. The notice shall state the object of the special meeting, and no other business shall be transacted at such meeting.

Section 4. The holders of a majority in voting power of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. Except as otherwise required by law or the Certificate of Incorporation or these by-laws, the affirmative vote of shares representing a majority in voting power of the shares present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the stockholders.

In any election of directors at any meeting of the stockholders in which the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. In any election by the stockholders of directors other than a Contested Election, each director shall be elected by a majority of the votes cast with respect to the director. A majority of votes cast means that the number of shares voted “for” a director must exceed 50% of the votes cast (including those “withheld”) with respect to the director.

A director who is not elected at any meeting of the stockholders for the election of directors at which a quorum is present shall promptly tender his or her resignation following certification of the stockholder vote. Such resignation will be effective only upon the acceptance thereof by the Board of Directors.

The Nominating and Corporate Governance Committee shall promptly consider the tendered resignation, and a range of possible responses based on the circumstances, if known, that led to the election results, and make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether any other action should be taken with respect thereto. The Board of Directors will act on any such recommendation by the Nominating and Corporate Governance Committee within 90 days following certification of the stockholder vote and will promptly publicly disclose its decision and the rationale behind it in a filing with the Securities and Exchange Commission.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee or Board of Directors recommendation or deliberations regarding whether to accept the resignation offer or take other action. If directors who have tendered resignations constitute a majority of the directors then in office, then, with respect to each tendered resignation, all directors, other than the director who tendered the particular resignation under consideration, may participate in the deliberations and action regarding whether to accept or reject the tendered resignation or to take other action with respect thereto.

The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 5. Each meeting of the stockholders, whether annual or special, shall be presided over by the Chairman of the Board if present, and if he is not present by the President if present. If neither officer specified in the preceding sentence is present, the meeting shall be presided over by the person designated in writing by the Chairman of the Board, or if the Chairman of the Board has made no designation, by the person designated by the President, or if the President has made no designation, by the person designated by the Board of Directors. If neither officer specified in the first sentence of this section is present, and no one designated by the Chairman of the Board or the President or the Board of Directors is present, the meeting may elect any stockholder of record who is entitled to vote for directors, or any person present holding a proxy for such a stockholder, to preside. The Secretary of the Company (or in his absence any Assistant Secretary) shall be the Secretary of any such meeting; in the absence of the Secretary and Assistant Secretaries, any person may be elected by the meeting to act as Secretary of the meeting.

Section 6. Any voting proxy given by a stockholder must be in writing, executed by the stockholder, or, in lieu thereof, to the extent permitted by law, may be transmitted in a telegram, cablegram or other means of electronic transmission setting forth or submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. A copy, facsimile transmission or other reliable reproduction of a written or electronically-transmitted proxy authorized by this Section 6 may be substituted for or used in lieu of the original writing or electronic transmission to the extent permitted by law.

Section 7. Any previously scheduled annual or special meeting of stockholders may, by resolution of the Board of Directors, be postponed upon public announcement made prior to the date previously scheduled for such meeting of stockholders. For purposes of this Article II, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. The person presiding over any meeting of stockholders, or a majority of the voting power of the shares entitled to vote, present in person or represented by proxy, even if less than a quorum, may adjourn the meeting from time to time. No notice of the time and place of adjourned meetings need be given except as required by law.

Section 8. The directors shall appoint one or more inspectors of election and of the vote at any time prior to the date of any meeting of stockholders at which an election is to be held or a vote is to be taken. In the event any inspector so appointed is absent from such meeting or for any other reason fails to act as such at the meeting, the person presiding pursuant to these By-laws may appoint a substitute who shall have all the powers and duties of such inspector. The inspector or inspectors so appointed shall act at such meeting, make such reports thereof and take such other action as shall be provided by law and as may be directed by the person presiding over the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

Section 9. The directors may, at any time prior to any annual or special meeting of the stockholders, adopt an order of business for such meeting which shall be the order of business to be followed at such meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at such meeting shall be announced at such meeting by the person presiding over such meeting.

Section l0. At any meeting of stockholders a stock vote shall be taken on any resolution or other matter presented to the meeting for action if so ordered by the person presiding over the meeting or on the demand of any stockholder of record entitled to vote at the meeting or any person present holding a proxy for such a stockholder. Such order or demand for a stock vote may be made either before or after a vote has been taken on such resolution or other matter in a manner other than by stock vote and before or after the result of the vote taken otherwise than by stock vote has been announced. The result of a stock vote taken in accordance with this By-law shall supersede the result of any vote previously taken in any manner other than by stock vote.

Section 11. (A) Nominations of persons for election to the Board of Directors of the Company may be made as provided in the Certificate of Incorporation. The proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (1) pursuant to the Company’s notice of meeting, (2) by or at the direction of the Board of Directors or (3) by any stockholder of the Company who was a stockholder of record at the time of giving of the notice provided for in this Section 11, who is entitled to vote thereon at the meeting and who complies with the notice procedures set forth in this Section 11.

(B) For business (other than the nomination of persons for election to the Board of Directors) to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of paragraph (A) of this Section 11, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice shall be delivered, either by personal delivery or by United States mail, postage prepaid, to the Secretary not later than one hundred twenty (120) days in advance of such meeting. Such stockholder’s notice shall set forth (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (2) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (a) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (b) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

(C) The person presiding over an annual meeting of stockholders shall have the power and duty to determine whether any business proposed by any stockholder to be brought before the meeting was made in accordance with the procedures set forth in this Section 11 and, if any proposed business is not in compliance with this Section 11, to declare that such defective proposal shall be disregarded.

(D) In addition to the foregoing provisions of this Section 11, a stockholder shall comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule l4a-8 under such Act.

ARTICLE III

Meetings of Directors

Section 1. Regular meetings of the Board of Directors shall be held at such places and on such dates and times as may from time to time be designated by the directors, the Chairman of the Board, or the President. Special meetings may be called at any time by the Chairman of the Board or upon the request of any three directors.

Section 2. No notice need be given of regular meetings of the directors, except that at least one day’s notice shall be given of any place other than the office of the Company in Deerfield, Illinois at which any such meeting is to be held, but such notice need not be given to any director who signs a written waiver of notice before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 3. A majority of the directors in office shall constitute a quorum for the transaction of business, but in the absence of a quorum a majority of those present (or if only one is present, then that one) may adjourn the meeting without notice until such time as a quorum is present.

Section 4. Members of the Board of Directors or of any Committee thereof may participate in meetings of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 5. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

ARTICLE IV

Officers

Section 1. The Board of Directors shall annually choose from amongst its members a Chairman of the Board. The Board shall also annually choose a Vice Chairman (if any), a President (if any), one or more Executive Vice Presidents (if any), one or more Senior Vice Presidents (if any), a principal financial officer, a principal accounting officer, such other Vice Presidents (if any) as it shall determine, a Secretary, a Treasurer and a Controller (if any), who need not be directors.

Section 2. The Board of Directors may elect other officers and define their powers and duties.

Section 3. Any two offices not inconsistent with each other may be held by the same person.

Section 4. All officers elected by the Board of Directors shall hold office, subject to removal by the Board, until their successors are chosen and qualified. The affirmative vote of at least two-thirds of all of the directors then in office shall be required to remove or reduce the salary of any officer elected by the Board of Directors.

Section 5. All agents and employees shall be appointed and may be removed by the Chairman of the Board, subject to the control of the Board of Directors.

Section 6. Vacancies among officers of the Company shall be filled as, and to the extent that, the Board of Directors shall determine by vote of a majority of the directors present at any regular or special meeting at which not less than a majority of all the directors then in office are present.

Section 7. The Chairman of the Board shall be the Chief Executive Officer of the Company and shall have general direction of its business affairs, subject, however, to the control of the Board of Directors. He shall, if present, preside at all meetings of the Board of Directors and shall perform such other duties and have such responsibilities as the Board may from time to time determine.

Section 8. The Vice Chairman (if any), the President (if any), the Executive Vice Presidents (if any), the Senior Vice Presidents (if any) and such other Vice Presidents as shall have been chosen shall have such powers and perform such duties as shall at any time be delegated to them by the Board of Directors. At the request of the Chairman of the Board, or in case of his absence or disability, the President (if any), or if there is no President such other elected officer designated by the Chairman of the Board in a writing filed with the records of the Secretary, shall perform the duties of the Chairman of the Board, subject to the control of the Board of Directors.

Section 9. The Secretary shall give the requisite notice of meetings of stockholders and directors and shall record the proceedings of such meetings, shall have the custody of the seal of the Company and shall affix it or cause it to be affixed to such instruments as require the seal and attest it and, besides his powers and duties prescribed by law, shall have such other powers and perform such other duties as shall at any time be required of him by the Board of Directors.

Section 10. The Assistant Secretaries shall assist the Secretary in the discharge of his duties and shall have such powers and perform such other duties as shall at any time be delegated to them by the Board of Directors, and in the absence or disability of the Secretary, shall perform the duties of his office, subject to the control of the Board.

Section 11. The Treasurer shall have charge of the funds and securities of the Company and shall have such powers and perform such duties as shall at any time be delegated to him by the Board of Directors.

Section 12. The Assistant Treasurers shall assist the Treasurer in the discharge of his duties and shall have such powers and perform such other duties as shall at any time be delegated to them by the Board of Directors, and in the absence or disability of the Treasurer, shall perform the duties of his office subject to the control of the Board.

Section 13. Any other officer, agent or employee of the Company may be required to give such security for the faithful performance of his duties as shall be determined by the Board of Directors, who shall also determine the custody of any security given.

ARTICLE V

Salaries

Section 1. The salaries of all officers elected by the Board of Directors who hold offices of a rank of Vice President or above shall be fixed by the Compensation and Stock Option Committee.

Section 2. Salaries of all other officers elected by the Board and all other agents and employees shall be fixed by or in the manner determined by the Board.

Section 3. The Board of Directors, by the affirmative vote of a majority of directors in office and irrespective of any personal interest of any directors, shall have authority to establish reasonable compensation of directors for services to the Company as directors, officers or otherwise, except that the Compensation and Stock Option Committee, by the affirmative vote of a majority of Committee members in office and irrespective of any personal interest of any Committee members or other directors, shall have authority to establish such compensation of directors who also are officers elected by the Board and hold offices of a rank of Vice President or above.

ARTICLE VI

Seal

Section 1. The Seal of the Company shall be in such form as the Board of Directors may from time to time prescribe and it may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE VII

Signatures on Commercial

Instruments and Contracts

Section 1. All checks or bank drafts shall be signed by any two of the following named officers: Chairman of the Board, Vice Chairman, President, the principal financial officer, the principal accounting officer, any Vice President, Secretary, any Assistant Secretary, Treasurer, any Assistant Treasurer, Controller, any Assistant Controller; and in such other manner as the Board of Directors may from time to time designate.

Section 2. All notes or other obligations or contracts shall be signed by the Chairman of the Board, the Vice Chairman, the President, the principal financial officer, the principal accounting officer, or any Vice President and also by one of the following officers: the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, the Controller, or an Assistant Controller (provided that no individual shall sign the instrument in two capacities), or shall be signed by the Chairman of the Board, the Vice Chairman, the President, the principal financial officer, the principal accounting officer, or any Vice President, with the corporate seal or a facsimile thereof affixed thereto or imprinted thereon, attested by the Secretary or an Assistant Secretary; or such notes, obligations or contracts shall be signed in such manner and by one or more of such officers or other persons on behalf of the Company as the Board of Directors may from time to time authorize or direct. When and as authorized or directed by the Board of Directors, the signatures of such officers or other persons or any of them signing on behalf of the Company may be facsimiles.

ARTICLE VIII

Capital Stock

Section 1. Shares of the capital stock of the Company may, but shall not be required to, be issued in certificated form. If such stock is certificated, the certificates shall be duly numbered and registered in the order of their issue, and shall be in the form the directors shall prescribe. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of holders of certificates representing shares of stock of the same class and same series shall be identical.

Section 2. The capital stock held of record shall be transferable only on the transfer books of the Company, subject to these By-laws, by the owner in person, or by attorney or legal representative, written evidence of whose authority shall be filed with the Company. No transfer of shares of capital stock shall be valid until such transfer has been entered on the books of the Company by an entry showing from and to whom transferred and, (i) if the stock is certificated, the transfer shall not be valid until the surrender of the certificate, duly endorsed or accompanied by proper evidence of succession, assignation or transfer, and cancellation of the certificate representing the same or (ii) if the stock is uncertificated, the transfer shall not be valid unless accompanied by a duly executed stock transfer power or other proper transfer instructions from the registered owner of such uncertificated shares.

Section 3. The Board of Directors may at any time, in its discretion, appoint one or more transfer agents or registrars of the shares of stock of the Company and terminate the appointment of any transfer agent or registrar. The Board of Directors may designate the Company to perform such functions alone or in conjunction with one or more other transfer agents or registrars. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Company and concerning the registration of pledges of uncertificated shares.

Section 4. (A) For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or for the purpose of determining stockholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall be not more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

(B) When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 4, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this Section 4 for the adjourned meeting.

ARTICLE IX

Committee on Conflicts of Interests

Section 1. The Board of Directors, by resolution adopted by a majority of the entire Board, shall appoint a Committee on Conflicts of Interests which shall have at least three members. To the extent provided by resolution of the Board, such committee shall have the power to interpret, administer and apply the policies of the Company as established by the Board from time to time with respect to conflicts of interests.

ARTICLE X

Dividends

Section 1. Dividends on the Preferred Stock and the Common Stock of the Company may be declared by the Board of Directors, at any regular or special meeting, as provided by law and the Certificate of Incorporation.

ARTICLE XI

Amendments

Section 1. The Board of Directors shall, except as otherwise provided in these By-laws or the Certificate of Incorporation, have the power to alter, amend or repeal these By-laws at any meeting by the affirmative vote of two-thirds of the directors then in office, provided notice of the proposed alteration, amendment or repeal be given in writing to each of the directors, and provided also that no alteration, amendment or repeal of a specification in any section of these By-laws of a stated fraction of directors as the minimum number whose presence or vote is requisite for action under such section may be made without the presence or vote or both, as the case may be, of the minimum number so specified.

ARTICLE XII

[Repealed effective April 30, 1997.]

ARTICLE XIII

Indemnification

Section 1. (A) Each person (an “indemnitee”) who was or is made or threatened to be made a party to or was or is involved (as a witness or otherwise) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative was or is a director, officer or employee of the Company or was or is serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding was or is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees and retainers therefor, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 3 of this Article XIII with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

(B) The right to indemnification conferred in this Article XIII is and shall be a contract right. The right to indemnification conferred in this Article XIII shall include the right to be paid by the Company the expenses (including attorneys’ fees and retainers therefor) reasonably incurred in connection with any such proceeding in advance of its final disposition, such advances to be paid by the Company within 20 days after the receipt by the Company of a statement or statements from the indemnitee requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article XIII or otherwise.

Section 2. (A) To obtain indemnification under this Article XIII, an indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the indemnitee and is reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification. Upon written request by an indemnitee for indemnification pursuant to the first sentence of this Section 2(A), a determination, if required by applicable law, with respect to the indemnitee’s entitlement thereto shall be made as follows: (1) if requested by the indemnitee, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the indemnitee for a determination by Independent Counsel, (a) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (b) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee, or (c) by the stockholders of the Company. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the indemnitee, the Independent Counsel shall be selected by the indemnitee unless the indemnitee shall request that such selection be made by the Board of Directors, in which event the Independent Counsel shall be selected by the Board of Directors. If it is so determined that the indemnitee is entitled to indemnification, payment to the indemnitee shall be made within 10 days after such determination.

(B) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that the indemnitee is entitled to indemnification under this Article XIII, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

Section 3. (A) If a claim under Section 1 of this Article XIII is not paid in full by the Company within 30 days after a written claim pursuant to Section 2(A) of this Article XIII has been received by the Company, or if an advance is not made within 20 days after a request therefor pursuant to Section 1(B) of this Article XIII has been received by the Company, the indemnitee may at any time thereafter bring suit (or, at the indemnitee’s option, an arbitration proceeding before a single arbitrator pursuant to the rules of the American Arbitration Association) against the Company to recover the unpaid amount of the claim or the advance and, if successful in whole or in part, the indemnitee shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such suit or proceeding (other than a suit or proceeding brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the indemnitee has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Company to indemnify the indemnitee for the amount claimed or that such indemnification otherwise is not permitted under the General Corporation Law of the State of Delaware, but the burden of proving such defense shall be on the Company.

(B) Neither the failure of the Company (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Company (including its Board of Directors, Independent Counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the indemnitee has not met the applicable standard of conduct.

(C) If a determination shall have been made pursuant to Section 2(A) of this Article XIII that the indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to paragraph (A) of this Section 3.

(D) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to paragraph (A) of this Section 3 that the procedures and presumptions of this Article XIII are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Article XIII.

Section 4. The right to indemnification and the payment of expenses incurred in connection with a proceeding in advance of its final disposition conferred in this Article XIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

Section 5. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Company maintains any policy or policies providing such insurance, each such director, officer or employee, and each such agent to which rights to indemnification have been granted as provided in Section 6 of this Article XIII, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

Section 6. The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in connection with any proceeding in advance of its final disposition, to any agent of the Company to the fullest extent of the provisions of this Article XIII with respect to the indemnification and advancement of expenses of directors, officers and employees of the Company.

Section 7. If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (A) the validity, legality and enforceability of the remaining provisions of this Article XIII (including without limitation, each portion of any Section of this Article XIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (B) to the fullest extent possible, the provisions of this Article XIII (including, without limitation, each portion of any Section of this Article XIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 8. For purposes of this Article XIII:

(A) “Disinterested Director” means a director of the Company who is not and was not a party to the matter in respect of which indemnification is sought by the indemnitee.

(B) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (1) the Company or the indemnitee in any matter material to either such party, or (2) any other party to the matter giving rise to a claim for indemnification. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the indemnitee in an action to determine the indemnitee’s rights under this Article XIII.

Section 9. Any notice, request or other communication required or permitted to be given to the Company under this Article XIII shall be in writing and either delivered in person or sent by telecopy, telex, telegram or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Company and shall be effective only upon receipt by the Secretary.